Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-265378 and No. 333-207680) pertaining to the 401(k) Plan of Hewlett Packard Enterprise Company of our report dated June 16, 2026, with respect to the financial statements and schedule of the Hewlett Packard Enterprise 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Houston, Texas June 16, 2026